EXHIBIT 24

                               POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Sovereign Bancorp, Inc. (the "Corporation"), does hereby appoint Jay S. Sidhu, Karl D. Gerhart, Mark R. McCollom, and Lawrence M. Thompson, Jr., and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Corporation, the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission"), and any and all amendments to said Registration Statement and all instruments necessary or incidental in connection therewith, and to file the same with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

Signature                    Title                  Date

/s/ Fred D. Hafer            Director               July 17, 1997
Fred D. Hafer

/s/ Richard E. Mohn          Chairman of Board      July 17, 1997
Richard E. Mohn              and Director

/s/ Rhoda S. Oberholtzer     Director               July 17, 1997
Rhoda S. Oberholtzer

/s/ Patrick J. Petrone       Director               July 17, 1997
Patrick J. Petrone

/s/ Daniel K. Rothermel      Director               July 17, 1997
Daniel K. Rothermel

/s/ Jay S. Sidhu             Director, President    July 17, 1997
Jay S. Sidhu                 and Chief Executive
                             Officer (Principal
                             Executive Officer)

/s/ G. Arthur Weaver         Director               July 17, 1997
G. Arthur Weaver

/s/ Cameron C. Troilo        Director               July 17, 1997
Cameron C. Troilo

/s/ Karl D. Gerhart          Chief Financial        July 17, 1997
Karl D. Gerhart              Officer